Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-220158) pertaining to the 2017 Share Incentive Plan of Nova Ltd. of our reports dated February 17, 2026, with respect to the consolidated financial statements of Nova Ltd., and the effectiveness of internal control over financial reporting of Nova Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel Aviv, Israel
February 17, 2026